Exhibit 10.87

                          SECURED TERM PROMISSORY NOTE
                                   (Term Loan)
                             Los Angeles, California

$812,500                                                        January 31, 2001

      FOR VALUE RECEIVED, the undersigned ("Borrowers"), jointly and severally, promise to pay to the order of COAST BUSINESS CREDIT ("Coast"), a division of Southern Pacific Bank, a California corporation, at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California, or at such other address as the holder of this Note shall direct, the principal sum of Eight Hundred Twelve Thousand Five Hundred Dollars ($812,500), with interest payable as hereinafter provided; provided, however, the entire unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable on the earlier of:
(i) April 30, 2001, or (ii) the date the Loan and Security Agreement between the Borrowers and Coast dated of even date herewith (the "Loan Agreement") terminates by its terms or is terminated by either party in accordance with its terms.

      This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the "Prime Rate" (as hereinafter defined) plus 2.5% per annum, but in no event shall the interest rate in any month be less than 9% per annum, interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, the term "Prime Rate" shall mean the actual "Reference Rate" or the substitute therefor of the Bank of America, N.A., or its successor, whether or not that rate is the lowest interest rate charged by said bank. The interest rate applicable to this Note shall be adjusted monthly, as of the first day of each month, and the interest rate charged during each month shall be based on the highest Prime Rate in effect during said month. If the Prime Rate is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate of corporate loans at large U.S. money center banks. Accrued interest shall be payable monthly, commencing on February 28, 2001, and continuing on the last day of each succeeding month.

      Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

      In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs under the Loan Agreement or any other present or future instrument, document, or agreement between Borrowers (or either of them) and Coast, Coast may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. Without limiting the foregoing, and without limiting Coast's other rights and remedies, in the event any installment of principal or interest is not paid in full on or before the date due, Borrowers, jointly and severally, agree that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Coast, and therefore the Borrowers, jointly and severally, agree immediately to pay to Coast an amount equal to 5% of the installment (or portion thereof) not paid, as liquidated damages, to compensate Coast for the internal administrative expenses in administering the default. The acceptance of any installment of principal or interest by Coast after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Coast to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

      All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment


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hereunder shall be applied against principal payments in the inverse order of maturity. All prepayments shall include interest on the amount prepaid to the date of prepayment. Coast shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder in its sole discretion.

      Borrowers, jointly and severally, agree to pay all costs and expenses (including without limitation attorney's fees) incurred by Coast in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrowers hereby further waive presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrowers hereby waive the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

      This Note is secured by the Loan Agreement and all other present and future security agreements between Borrowers (or either of them) and Coast, including, without limitation, the Multi-State Mortgage with Power of Sale, Assignment of Rents, Security Agreement and Fixture Filing (Minnesota Deed of Trust) and the Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing (Georgia Deed of Trust). Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between Borrowers (or either of them) and Coast, and all of Coast's rights and remedies hereunder and thereunder are cumulative.

      In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

      No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Coast, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

      COAST AND EACH BORROWER HEREBY EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO:
(i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWERS; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWERS.

      This Note is payable in, and shall be governed by the internal laws of, the State of California.

                                 GREENMAN TECHNOLOGIES OF GEORGIA, INC.,
                                 a Georgia corporation


                                 By: /s/ Charles E. Coppa
                                    --------------------------------------------

                                 Title: Treasurer
                                       -----------------------------------------


                                 GREENMAN TECHNOLOGIES OF MINNESOTA, INC., a Minnesota corporation


                                 By: /s/ Charles E. Coppa
                                    --------------------------------------------

                                 Title: Treasurer
                                       -----------------------------------------


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